As filed with the Securities and Exchange Commission on November 30, 1999
                                                Registration No. 333-__________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                            _______________________

                               DRKOOP.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

       Delaware                     7000 N. Mopac, Suite 400               95-4697615
                                       Austin, Texas 78731               (I.R.S. Employer
(State of Incorporation)    (Address of Principal Executive Offices)    Identification No.)

                  Amended and Restated 1997 Stock Option Plan
                        1999 Equity Participation Plan
                        1999 Employee Bonus Agreements
                           (Full Title of the Plans)
                            _______________________

                               Donald W. Hackett
                     President and Chief Executive Officer
                               drkoop.com, Inc.
                           7000 N. Mopac, Suite 400
                              Austin, Texas 78731
                                (512) 583-5667
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                              Anthony J. Richmond
                               Latham & Watkins
                            135 Commonwealth Drive
                         Menlo Park, California 94025
                                (650) 328-4600
                            _______________________

                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed          Proposed             Maximum
                                                           Number of           Maximum            Amount of
                                                          Shares to be     Offering Price         Aggregate        Registration
         Title of Securities to be Registered            Registered(1)        Per Share        Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, issuable under the
 Amended and Restated 1997 Stock Option Plan..........     11,250,000        $   0.53 (2)         $   5,962,500 (2)   $ 1,574.10 (2)

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, issuable under the
 1999 Equity Participation Plan.......................      3,750,000        $  15.84 (3)         $  59,400,000 (3)   $15,681.60 (3)

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, issuable under the
 1999 Employee Bonus Agreements.......................        156,413        $   0.39 (4)         $      61,001 (4)   $    16.10 (4)

------------------------------------------------------------------------------------------------------------------------------------
Interest in employee benefit plans described herein...             (5)             --                        --              --
------------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the employee benefit plans and agreements described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of drkoop.com, Inc.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on a weighted average exercise price of $0.53 per share.
(3) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of common stock traded on the NASDAQ National Market on November 26, 1999.
(4) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on a weighted average exercise price of $0.39 per share.
(5) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plans described herein.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents which we have filed with the Commission are incorporated by reference into this registration statement:

         (a) The description of Common Stock contained in our registration statement on Form 8-A (File No. 000-26275) filed with the Commission on June 4, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description.

         (b) In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

   Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

   Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Our Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"), as it now exists or as it may be amended in the future, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or any predecessor of our company, or serves or served at any other enterprise as a director or officer at our request.

   We have also entered into indemnification agreements with our directors and officers, which also provide for indemnification against certain liabilities, including certain liabilities under the Securities Act. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.

Item 8.  Exhibits.
         --------

   The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit
Number
------
5.1       Opinion of Latham & Watkins.
10.1*     Amended and Restated 1997 Stock Option Plan.
10.2**    1999 Equity Participation Plan.
10.3      Form of 1999 Employee Bonus Agreement.
23.1      Consent of Latham & Watkins (included in Exhibit 5.1).
23.2      Consent of PricewaterhouseCoopers LLP.
24.1      Power of Attorney (included on page 5 of this registration statement).

________________________
* Incorporated by reference to Exhibit 10.1 of the registrant's registration statement on Form S-1 (File No. 333-73065) filed on March 5, 1999.
** Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on April 21, 1999.

Item 9.  Undertakings.
         ------------

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant, drkoop.com, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 30 day of November, 1999.

                                    drkoop.com, Inc.

                                    By: /s/ Donald W. Hackett
                                        ----------------------
                                        Donald W. Hackett, President and Chief
                                        Executive Officer


                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald W. Hackett and Susan M. Georgen-Saad, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                              Title                                      Date
               ---------                              -----                                      ----
/s/ Donald W. Hackett                     President, Chief Executive Officer                November 30, 1999
-------------------------------------
            Donald W. Hackett             and Director (Principal Executive Officer)

/s/ Susan M. Georgen-Saad                 Chief Financial Officer (Principal                November 30, 1999
--------------------------------------
            Susan M. Georgen-Saad         Financial and Accounting Officer)

                                          Chairman of the Board of Directors                November __, 1999
--------------------------------------
            C. Everett Koop, M.D.

/s/ John F. Zaccaro                       Vice-Chairman of the Board                        November 30, 1999
--------------------------------------
            John F. Zaccaro               of Directors

/s/ Jeffrey C. Ballowe                    Director                                          November 30, 1999
--------------------------------------
            Jeffrey C. Ballowe

                                          Director                                          November __, 1999
--------------------------------------
            Mardian J. Blair

/s/ G. Carl Everett, Jr.                  Director                                          November 30, 1999
--------------------------------------
            G. Carl Everett, Jr.

                                          Director                                          November __, 1999
--------------------------------------
            Richard D. Helppie, Jr.

/s/ Nancy L. Snyderman, M.D.              Director                                          November 30, 1999
--------------------------------------
            Nancy L. Snyderman, M.D.

                               INDEX TO EXHIBITS

Exhibit
Number
------
5.1     Opinion of Latham & Watkins.
10.1*   Amended and Restated 1997 Stock Option Plan.
10.2**  1999 Equity Participation Plan.
10.3    Form of 1999 Employee Bonus Agreement.
23.1    Consent of Latham & Watkins (included in Exhibit 5.1).
23.2    Consent of PricewaterhouseCoopers LLP.
24.1    Power of Attorney (included on page 5 of this registration statement).
_____________________________
* Incorporated by reference to Exhibit 10.1 of the registrant's registration statement on Form S-1 (File No. 333-73065) filed on March 5, 1999.
** Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on April 21, 1999.